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                                                                      Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT

The following is a list of the Company's subsidiaries as of June 30, 2000.

LEGAL NAME                                                 JURISDICTION
----------                                                 ------------

Accucomp (Pty.) Ltd.                                       SOUTH AFRICA
Accufusion (Pty.) Ltd                                      SOUTH AFRICA
Carnforth Limited                                          BERMUDA
Creative Solutions Industria e Comercio Ltda.              BRAZIL
DISAB Diagnostic Imaging Holdings AB                       SWEDEN
Dritte CORSA Verwaltungsgesellechaft mbH                   GERMANY
IMC Exploration Company                                    MARYLAND
IMCERA Ltd.                                                UNITED KINGDOM
Infrasonics Technologies, Inc.                             NEVADA
Liebel-Flarsheim Company                                   DELAWARE
Life Design Systems, Inc.                                  WISCONSIN
Mallinckrodt Asia Pacific Pte. Ltd.                        SINGAPORE
Mallinckrodt Athlone Holdings, Inc.                        DELAWARE
Mallinckrodt Australia Pty. Ltd.                           AUSTRALIA
Mallinckrodt Baker B.V.                                    NETHERLANDS
Mallinckrodt Baker International, Inc.                     DELAWARE
Mallinckrodt Baker S.A. de C.V.                            MEXICO
Mallinckrodt Baker, Inc.                                   NEW JERSEY
Mallinckrodt Belgium N.V./S.A.                             BELGIUM
Mallinckrodt Benelux B.V.                                  NETHERLANDS
Mallinckrodt Chemical Australia Pty. Limited               AUSTRALIA
Mallinckrodt Chemical Canada Inc.                          CANADA
Mallinckrodt Chemical GmbH                                 GERMANY
Mallinckrodt Chemical Holdings (U.K.) Ltd.                 UNITED KINGDOM
Mallinckrodt Chemical Holdings GmbH                        GERMANY
Mallinckrodt Chemical Limited                              UNITED KINGDOM
Mallinckrodt DAR Srl                                       ITALY
Mallinckrodt Developpement France                          FRANCE
Mallinckrodt do Brasil, Ltda.                              BRAZIL
Mallinckrodt Europe B.V.                                   NETHERLANDS
Mallinckrodt Finland Oy                                    FINLAND
Mallinckrodt France                                        FRANCE
Mallinckrodt FSC Inc.                                      BARBADOS
Mallinckrodt Holdings B.V.                                 NETHERLANDS
Mallinckrodt Holdings Ireland                              IRELAND
Mallinckrodt Hong Kong Limited                             HONG KONG
Mallinckrodt Inc.                                          DELAWARE
Mallinckrodt Inc.                                          NEW YORK
Mallinckrodt International Corporation                     MISSOURI
Mallinckrodt International Financial Services Company      IRELAND
Mallinckrodt Italia Srl                                    ITALY
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LEGAL NAME                                                 JURISDICTION
----------                                                 ------------

Mallinckrodt Japan Co. Ltd.                                JAPAN
Mallinckrodt Medical                                       IRELAND
Mallinckrodt Medical Argentina Limited                     UNITED KINGDOM
Mallinckrodt Medical B.V.                                  NETHERLANDS
Mallinckrodt Caribe, Inc.                                  DELAWARE
Mallinckrodt Medical GmbH                                  GERMANY
Mallinckrodt Medical Holdings (U.K.) Limited               UNITED KINGDOM
Mallinckrodt Medical Holdings GmbH                         GERMANY
Mallinckrodt Medical Holdings Ireland                      IRELAND
Mallinckrodt Medical Imaging - Ireland                     IRELAND
Mallinckrodt Medical International Holdings                IRELAND
Mallinckrodt Medical Isle of Man                           ISLE OF MAN
Mallinckrodt Medical Limitada                              PORTUGAL
Mallinckrodt Medical PMC                                   NEVADA
Mallinckrodt Medical S.A.                                  SPAIN
Mallinckrodt Medical S.A. de C.V.                          MEXICO
Mallinckrodt Operations B.V.                               NETHERLANDS
Mallinckrodt Polska Sp.zo.o                                POLAND
Mallinckrodt Services B.V.                                 NETHERLANDS
Mallinckrodt Sweden AB                                     SWEDEN
Mallinckrodt Switzerland Limited                           SWITZERLAND
Mallinckrodt TMH                                           NEVADA
Mallinckrodt U.K. Ltd.                                     UNITED KINGDOM
Mallinckrodt Vertriebs-GmbH                                AUSTRIA
Mallinckrodt Veterinary, Inc.                              DELAWARE
MKG Medical U.K. Ltd.                                      UNITED KINGDOM
MMHC, Inc.                                                 DELAWARE
MMJ S.A. de C.V.                                           MEXICO
MSCH Company                                               DELAWARE
National Catheter Corporation                              NEW YORK
Nellcor Foreign Sales Corporation                          BARBADOS
Nellcor Iberia, S.L.                                       SPAIN
Nellcor Puritan Bennett (Melville) Ltd.                    CANADA
Nellcor Puritan Bennett Australia Pty. Limited             AUSTRALIA
Nellcor Puritan Bennett Export Inc.                        DELAWARE
Nellcor Puritan Bennett France Holdings                    FRANCE
Nellcor Puritan Bennett Incorporated                       DELAWARE
Nellcor Puritan Bennett International Corporation          DELAWARE
Nellcor Puritan Bennett Ireland                            IRELAND
Nellcor Puritan Bennett Ireland Holdings                   IRELAND
Nellcor Puritan Bennett Mexico, S.A. de C.V.               MEXICO
Puritan-Bennett Corporation                                DELAWARE
Puritan-Bennett Ireland Distribution                       IRELAND
Summerhouse Limited                                        IRELAND
Trigate (Pty.) Ltd.                                        SOUTH AFRICA
Trigate Umndeni (Pty.) Ltd.                                SOUTH AFRICA
Trinance (Pty.) Ltd.                                       SOUTH AFRICA